Exhibit 99.1

Contacts: Media	Investors
Dan Diaz	Mike Salop
720-332-5564	720-332-8276
daniel.diaz@westernunion.com	mike.salop@westernunion.com

Western Union Reports Second Quarter Results
Revenue $1.4 Billion; Earnings Per Share $0.42
2016 EPS Outlook Updated to a Range of $1.60 to $1.70
Company Continues to Deliver Solid Results

_________________________________________________________

Englewood, Colo., August 3, 2016 - The Western Union Company (NYSE: WU) today reported financial results for the 2016 second quarter and updated its full year financial outlook, which was previously reported on May 3, 2016.

In the second quarter, reported revenues declined 1%, or increased 3% on a constant currency basis, compared to the prior year period. Earnings per share increased to $0.42, up from $0.36 in the prior year period on a GAAP basis or $0.41 excluding the prior year Paymap settlement charge. The current period EPS includes a negative $0.02 impact from a $15 million accrual ($10 million after-tax) related to a legal matter.

The Company updated its full year financial outlook, narrowing EPS to a range of $1.60 to $1.70, compared to the previous range of $1.58 to $1.70. The current outlook reflects the benefit of a lower expected effective tax rate, partially offset by the legal matter accrual.

“We delivered another solid quarter, led by strong growth from our digital business,” said President and Chief Executive Officer Hikmet Ersek. “While international markets are mixed, our U.S. money transfer business continued to provide steady performance, helping drive good profitability and cash flow.”

Ersek added, “Strategically, we continue to make good progress. We released upgraded mobile apps for westernunion.com in eight markets and expanded our account payout capabilities to be able to reach billions of accounts in more than 50 countries. We also activated thousands of business customers on our new WU EDGE digital platform, and continued to invest in enhancing our technology infrastructure and compliance programs across the company.”

Executive Vice President and Chief Financial Officer Raj Agrawal stated, “Operating margins remain healthy, and strong cash flow generation continues to allow us to return significant funds to shareholders. Given the macro challenges in many parts of the world, we are pleased with our results and outlook.”

Consumer-to-Consumer (C2C) revenues declined 1% in the quarter, or increased 2% on a constant currency basis, on transaction growth of 3%. Westernunion.com C2C revenues increased 19% (or 20% constant currency) on transaction growth of 25%, and represented 8% of total C2C revenue in the quarter.

Consumer-to-Business (C2B) revenues declined 2% in the quarter, or increased 12% on a constant currency basis. The depreciation of the Argentine peso caused the decline in reported revenues, while constant currency growth was led by the Argentina walk-in and U.S. electronic bill payments businesses.

Western Union Business Solutions revenues increased 3%, or 6% on a constant currency basis, driven by strong growth in Europe.

Operating margin in the quarter was 18.9%, including a negative impact of 110 basis points from the legal matter accrual, which relates to the Company’s consumer protection and anti-fraud programs.

The operating margin was 18.1% in the second quarter of last year, or 20.7% excluding the impact of the Paymap settlement agreement. Other factors affecting the year-on-year change in margins include incremental investment in technology and the negative impact of foreign exchange, partially offset by reductions in compensation related costs and other expenses.

The effective tax rate was 7.6%, which compares to 8.5% in the prior year period, or 11.8% excluding the Paymap charge. The current quarter rate included a positive impact of 180 basis points from the legal matter accrual, and also benefitted from several discrete items.

The Company returned $156 million to shareholders in the second quarter, consisting of $78 million of share repurchases and $78 million of dividends. Year-to-date, cash flow from operating activities totaled $486 million and $475 million has been returned to shareholders through share repurchases and dividends.

2016 Full Year Outlook

The Company affirmed its full year 2016 outlooks for constant currency revenue growth, operating profit margin, and operating cash flow. The GAAP revenue outlook was decreased slightly to reflect changes in several key foreign currencies against the U.S. dollar. The impact on operating profit from the currency changes is largely expected to be offset by incremental hedge benefits, with hedge gains now projected at approximately $45 million compared to approximately $40 million in the prior outlook.

The Company’s current outlook for the full year effective tax rate is approximately 12%, compared to a mid-teens rate in the prior outlook.

The outlook for GAAP earnings per share has been narrowed to a range of $1.60 to $1.70, which primarily reflects the impact of the lower effective tax rate and the legal matter accrual.

The updated outlook follows:

Revenue

•	Low to mid-single digit constant currency revenue increase, with the GAAP revenue change approximately 400 basis points lower than constant currency (previously 300 basis points)

Operating Profit Margin

•	Operating margin of approximately 20%

Earnings per Share

•	EPS in a range of $1.60 to $1.70 (previously $1.58 to $1.70)

Cash Flow

•
Cash flow from operating activities of approximately $1 billion. The cash flow outlook excludes approximately $100 million of anticipated final tax payments relating to the agreement announced with the U.S. Internal Revenue Service in December 2011. Some or all of these payments may occur in 2016.

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release. In the C2C segment, the geographic split for transactions and revenue, including transactions initiated through westernunion.com, is determined based upon the region where the money transfer is initiated and the region where the money transfer is paid. For transactions originated and paid in different regions, we split the transaction count and revenue between the two regions, with each region receiving 50%. For money transfers initiated and paid in the same region, 100% of the transactions and revenue are attributed to that region.

Prior to January 1, 2016, we reported westernunion.com as a separate region with 100% of the corresponding transactions and revenue attributed to that region, regardless of where the transactions were paid out. Separate westernunion.com statistics provided in the tables included with this press release maintain that 100% allocation methodology. Prior period regional results have been adjusted to include transactions initiated through westernunion.com, as described in the preceding paragraph.

All amounts included in the supplemental tables to this press release are rounded to the nearest tenth of a million, except as otherwise noted. As a result, the percentage changes and margins disclosed herein may not recalculate precisely using the rounded amounts provided.

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods.  Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year.

These non-GAAP financial measures include revenue change constant currency adjusted; Consumer-to-Consumer segment revenue change constant currency adjusted; Consumer-to-Consumer segment westernunion.com revenue change constant currency adjusted; Consumer-to-Business segment revenue change constant currency adjusted; Business Solutions segment revenue change constant currency adjusted; operating income margin, excluding Paymap settlement agreement; effective tax rate, excluding Paymap settlement agreement; diluted earnings per share, excluding Paymap settlement agreement; and additional measures found in the supplemental tables included with this press release.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at http://ir.westernunion.com.

Investor and Analyst Conference Call and Slide Presentation

The Company will host a conference call and webcast, including slides, at 4:30 p.m. Eastern Time today. To listen to the conference call via telephone, dial 1 (888) 317-6003 (U.S.) or
+1 (412) 317-6061 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 9233641.

The conference call and accompanying slides will be available via webcast at http://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A webcast replay will be available at http://ir.westernunion.com.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the "Risk Factors" section and throughout the Annual Report on Form 10-K for the year ended December 31, 2015. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.
Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including electronic, mobile and Internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; mergers, acquisitions and integration of acquired businesses and technologies into our Company, and the failure to realize anticipated financial benefits from these acquisitions, and events requiring us to write down our goodwill; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; failure to manage credit and fraud risks presented by our agents, clients and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; decisions to change our business mix; changes in tax laws, or their interpretation, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from productivity and cost-savings and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations in the United States and globally, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, and consumer protection requirements; liabilities or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with compliance with or failure to comply with the settlement agreement with the State of Arizona, as amended; the potential impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities related to consumer protection; liabilities resulting from litigation, including class-action lawsuits and similar matters, including costs, expenses, settlements and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy and data use and security; effects of unclaimed property laws; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations or industry standards affecting our business; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a leader in global payment services. Together with its Vigo, Orlandi Valuta, Pago Facil and Western Union Business Solutions branded payment services, Western Union provides consumers and businesses with fast, reliable and convenient ways to send and receive money around the world, to send payments and to purchase money orders. As of June 30, 2016, the Western Union, Vigo and Orlandi Valuta branded services were offered through a combined network of over 500,000 agent locations in 200 countries and territories and over 100,000 ATMs and kiosks, and included the capability to send money to billions of accounts. In 2015, The Western Union Company completed 262 million consumer-to-consumer transactions worldwide, moving $82 billion of principal between consumers, and 508 million business payments. For more information, visit www.westernunion.com.

WU-G

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	2Q15	3Q15	4Q15	FY2015	1Q16	2Q16	YTD 2Q16
Consolidated Metrics
Consolidated revenues (GAAP) - YoY % change		(2)%	(3)%	(2)%	(2)%	(2)%	(1)%	(1)%
Consolidated revenues (constant currency) - YoY % change	a	4%	3%	3%	4%	3%	3%	3%
Consolidated operating margin (GAAP)		18.1%	21.8%	20.4%	20.2%	19.9%	18.9%	19.4%
Consolidated operating margin (excluding Paymap settlement agreement)	b	20.7%	N/A	N/A	20.9%	N/A	N/A	N/A

Consumer-to-Consumer (C2C) Segment
Revenues (GAAP) - YoY % change		(3)%	(3)%	(3)%	(3)%	(2)%	(1)%	(1)%
Revenues (constant currency) - YoY % change	f	3%	3%	2%	3%	1%	2%	1%
Operating margin		23.3%	25.5%	24.0%	24.0%	22.7%	21.5%	22.1%

Transactions (in millions)		65.7	66.6	67.4	261.5	63.7	67.7	131.4
Transactions - YoY % change		3%	2%	3%	3%	3%	3%	3%

Total principal ($ - billions)		$20.8	$20.9	$20.4	$81.6	$19.1	$20.4	$39.5
Principal per transaction ($ - dollars)		$316	$315	$303	$312	$299	$301	$300
Principal per transaction - YoY % change		(7)%	(7)%	(6)%	(7)%	(5)%	(5)%	(5)%
Principal per transaction (constant currency) - YoY % change	g	(1)%	0%	(1)%	(1)%	(3)%	(4)%	(3)%

Cross-border principal ($ - billions)		$18.8	$18.9	$18.4	$73.6	$17.3	$18.5	$35.8
Cross-border principal - YoY % change		(5)%	(6)%	(4)%	(5)%	(2)%	(1)%	(1)%
Cross-border principal (constant currency) - YoY % change	h	2%	1%	1%	2%	1%	0%	0%

North America region revenues (GAAP) - YoY % change	v, w	1%	2%	3%	2%	3%	6%	5%
North America region revenues (constant currency) - YoY % change	i, v, w	2%	4%	5%	3%	5%	7%	6%
North America region transactions - YoY % change	v, w	5%	6%	8%	6%	7%	7%	7%

Europe and CIS region revenues (GAAP) - YoY % change	v, x	(8)%	(9)%	(7)%	(8)%	(3)%	(3)%	(3)%
Europe and CIS region revenues (constant currency) - YoY % change	j, v, x	3%	0%	1%	2%	0%	(1)%	(1)%
Europe and CIS region transactions - YoY % change	v, x	2%	(2)%	3%	2%	3%	3%	3%

Middle East and Africa region revenues (GAAP) - YoY % change	v, y	(4)%	(2)%	(4)%	(4)%	(4)%	(4)%	(4)%
Middle East and Africa region revenues (constant currency) - YoY % change	k, v, y	2%	3%	0%	1%	(1)%	(3)%	(2)%
Middle East and Africa region transactions - YoY % change	v, y	0%	0%	(1)%	(1)%	(3)%	(5)%	(4)%

APAC region revenues (GAAP) - YoY % change	v, z	(4)%	(7)%	(5)%	(5)%	(4)%	(3)%	(4)%
APAC region revenues (constant currency) - YoY % change	l, v, z	1%	0%	0%	0%	(1)%	(1)%	(1)%
APAC region transactions - YoY % change	v, z	(1)%	(5)%	(4)%	(3)%	(4)%	(3)%	(3)%

LACA region revenues (GAAP) - YoY % change	v, aa	7%	1%	(1)%	3%	(5)%	0%	(2)%
LACA region revenues (constant currency) - YoY % change	m, v, aa	14%	8%	5%	10%	1%	6%	4%
LACA region transactions - YoY % change	v, aa	8%	8%	8%	8%	11%	12%	11%

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	2Q15	3Q15	4Q15	FY2015	1Q16	2Q16	YTD 2Q16
International revenues - YoY % change	bb	(5)%	(7)%	(7)%	(6)%	(5)%	(4)%	(4)%
International transactions - YoY % change	bb	1%	(2)%	0%	0%	0%	0%	0%
International revenues - % of C2C segment revenues	bb	70%	70%	69%	69%	67%	67%	67%

United States originated revenues - YoY % change	cc	3%	6%	6%	5%	5%	7%	6%
United States originated transactions - YoY % change	cc	6%	8%	8%	7%	8%	8%	8%
United States originated revenues - % of C2C segment revenues	cc	30%	30%	31%	31%	33%	33%	33%

westernunion.com revenues (GAAP) - YoY % change	dd	22%	22%	21%	21%	16%	19%	17%
westernunion.com revenues (constant currency) - YoY % change	n, dd	28%	28%	25%	26%	18%	20%	19%
westernunion.com transactions - YoY % change	dd	27%	25%	28%	26%	25%	25%	25%

% of Consumer-to-Consumer Revenue
Regional Revenues:
North America region revenues	v, w	27%	27%	27%	27%	28%	28%	28%
Europe and CIS region revenues	v, x	26%	26%	27%	26%	26%	26%	26%
Middle East and Africa region revenues	v, y	21%	21%	20%	21%	20%	20%	20%
APAC region revenues	v, z	15%	15%	15%	15%	15%	15%	15%
LACA region revenues	v, aa	11%	11%	11%	11%	11%	11%	11%
westernunion.com revenues	dd	6%	6%	7%	6%	7%	8%	8%

Consumer-to-Business (C2B) Segment
Revenues (GAAP) - YoY % change		8%	6%	4%	6%	(1)%	(2)%	(2)%
Revenues (constant currency) - YoY % change	o	12%	10%	9%	11%	12%	12%	12%
Operating margin		(4.1)%	16.4%	11.9%	10.8%	14.6%	11.5%	13.1%
Operating margin (excluding Paymap settlement agreement)	p	18.3%	N/A	N/A	16.3%	N/A	N/A	N/A

Business Solutions (B2B) Segment
Revenues (GAAP) - YoY % change		(1)%	(4)%	1%	(1)%	1%	3%	2%
Revenues (constant currency) - YoY % change	q	9%	6%	8%	7%	6%	6%	6%
Operating margin		(0.4)%	(2.7)%	3.7%	0.7%	2.4%	5.0%	3.7%

% of Total Company Revenue
Consumer-to-Consumer segment revenues		80%	80%	79%	79%	78%	80%	79%
Consumer-to-Business segment revenues		11%	11%	12%	12%	12%	11%	12%
Business Solutions segment revenues		7%	7%	7%	7%	8%	7%	7%

* See the "Notes to Key Statistics" section of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Revenues:
Transaction fees	$961.3	$988.3	(3)%	$1,880.3	$1,936.9	(3)%
Foreign exchange revenues	378.8	362.1	5%	724.3	700.1	3%
Other revenues	35.6	33.2	7%	68.8	67.5	2%
Total revenues	1,375.7	1,383.6	(1)%	2,673.4	2,704.5	(1)%
Expenses:
Cost of services	821.9	799.4	3%	1,601.3	1,571.2	2%
Selling, general and administrative (a)	293.5	333.4	(12)%	553.2	610.2	(9)%
Total expenses	1,115.4	1,132.8	(2)%	2,154.5	2,181.4	(1)%
Operating income (b)	260.3	250.8	4%	518.9	523.1	(1)%
Other income/(expense):
Interest income	0.7	2.5	(70)%	1.6	5.4	(70)%
Interest expense	(41.0)	(43.1)	(5)%	(81.5)	(84.9)	(4)%
Derivative gains, net	1.4	—	(c)	1.9	1.0	94%
Other income/(expense), net	1.1	(3.3)	(c)	(0.9)	(5.1)	(83)%
Total other expense, net	(37.8)	(43.9)	(14)%	(78.9)	(83.6)	(6)%
Income before income taxes	222.5	206.9	8%	440.0	439.5	0%
Provision for income taxes	16.9	17.6	(4)%	48.7	46.3	5%
Net income	$205.6	$189.3	9%	$391.3	$393.2	0%
Earnings per share:
Basic	$0.42	$0.37	14%	$0.79	$0.76	4%
Diluted	$0.42	$0.36	17%	$0.79	$0.75	5%
Weighted-average shares outstanding:
Basic	490.3	515.2		495.1	518.1
Diluted	493.0	519.8		498.1	522.5

Cash dividends declared per common share	$0.16	$0.155	3%	$0.32	$0.31	3%

__________
(a)
For the three and six months ended June 30, 2015, selling, general and administrative expenses included $35.3 million of expenses related to a settlement agreement reached with the Consumer Financial Protection Bureau regarding the Equity Accelerator service of Paymap, Inc., a subsidiary of the Company.

(b)
For the three and six months ended June 30, 2016 compared to the corresponding periods in the prior year, the strengthening of the United States dollar compared to foreign currencies, net of the impact of foreign currency hedges, negatively impacted operating income by approximately $23 million and $40 million, respectively.

(c) Calculation not meaningful.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in millions, except per share amounts)

	June 30, 2016	December 31, 2015
Assets
Cash and cash equivalents (a)	$1,162.6	$1,315.9
Settlement assets	3,357.1	3,308.7
Property and equipment, net of accumulated depreciation of
$568.8 and $538.2, respectively	221.7	231.8
Goodwill	3,162.4	3,163.8
Other intangible assets, net of accumulated amortization of
$931.2 and $884.4, respectively	701.5	705.0
Other assets	789.6	724.0
Total assets	$9,394.9	$9,449.2
Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and accrued liabilities	$512.4	$606.6
Settlement obligations	3,357.1	3,308.7
Income taxes payable	213.2	211.5
Deferred tax liability, net	268.1	272.6
Borrowings	3,228.5	3,215.9
Other liabilities	501.2	429.0
Total liabilities	8,080.5	8,044.3

Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized;
no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized;
488.0 shares and 502.4 shares issued and outstanding as of
June 30, 2016 and December 31, 2015, respectively	4.9	5.0
Capital surplus	597.3	566.5
Retained earnings	877.2	977.3
Accumulated other comprehensive loss	(165.0)	(143.9)
Total stockholders' equity	1,314.4	1,404.9
Total liabilities and stockholders' equity	$9,394.9	$9,449.2

__________
(a) Approximately $850 million and $950 million was held by entities outside of the United States as of June 30, 2016 and December 31, 2015, respectively.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Six Months Ended June 30,
	2016	2015
Cash Flows From Operating Activities
Net income	$391.3	$393.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	36.3	32.6
Amortization	95.2	94.2
Other non-cash items, net	42.3	24.9
Increase/(decrease) in cash resulting from changes in:
Other assets	9.2	(57.6)
Accounts payable and accrued liabilities	(99.5)	(23.1)
Income taxes payable	5.3	10.9
Other liabilities	5.5	(9.4)
Net cash provided by operating activities	485.6	465.7
Cash Flows From Investing Activities
Capitalization of contract costs	(60.0)	(74.7)
Capitalization of purchased and developed software	(21.3)	(20.8)
Purchases of property and equipment	(27.4)	(26.9)
Purchases of non-settlement related investments	(34.9)	(100.0)
Proceeds from maturity of non-settlement related investments	11.0	—
Purchases of held-to-maturity non-settlement related investments	(26.5)	—
Proceeds from held-to-maturity non-settlement related investments	2.0	—
Net cash used in investing activities	(157.1)	(222.4)
Cash Flows From Financing Activities
Cash dividends paid	(157.4)	(160.0)
Common stock repurchased	(334.0)	(313.8)
Proceeds from exercise of options and other	9.6	77.8
Net cash used in financing activities	(481.8)	(396.0)
Net change in cash and cash equivalents	(153.3)	(152.7)
Cash and cash equivalents at beginning of period	1,315.9	1,783.2
Cash and cash equivalents at end of period	$1,162.6	$1,630.5

THE WESTERN UNION COMPANY
SUMMARY SEGMENT DATA
(Unaudited)
(in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Revenues:
Consumer-to-Consumer (C2C):
Transaction fees	$795.0	$816.1	(3)%	$1,545.6	$1,592.3	(3)%
Foreign exchange revenues	283.4	268.9	5%	534.9	513.0	4%
Other revenues	17.4	16.5	5%	32.7	34.5	(5)%
Total Consumer-to-Consumer	1,095.8	1,101.5	(1)%	2,113.2	2,139.8	(1)%
Consumer-to-Business (C2B):
Transaction fees	147.5	151.6	(3)%	298.2	303.0	(2)%
Foreign exchange and other revenues	6.7	6.3	6%	12.1	12.7	(5)%
Total Consumer-to-Business	154.2	157.9	(2)%	310.3	315.7	(2)%
Business Solutions (B2B):
Foreign exchange revenues	89.9	87.5	3%	179.3	175.4	2%
Transaction fees and other revenues	10.9	10.1	8%	20.7	20.2	2%
Total Business Solutions	100.8	97.6	3%	200.0	195.6	2%
Other:
Total revenues	24.9	26.6	(6)%	49.9	53.4	(7)%
Total consolidated revenues	$1,375.7	$1,383.6	(1)%	$2,673.4	$2,704.5	(1)%
Operating income/(loss):
Consumer-to-Consumer	$235.3	$256.6	(8)%	$466.6	$496.8	(6)%
Consumer-to-Business	17.7	(6.4)	(a)	40.6	23.1	(a)
Business Solutions	5.1	(0.4)	(b)	7.5	1.7	(b)
Other	2.2	1.0	(b)	4.2	1.5	(b)
Total consolidated operating income	$260.3	$250.8	4%	$518.9	$523.1	(1)%
Operating income/(loss) margin:
Consumer-to-Consumer	21.5%	23.3%	(1.8)%	22.1%	23.2%	(1.1)%
Consumer-to-Business	11.5%	(4.1)%	(a)	13.1%	7.3%	(a)
Business Solutions	5.0%	(0.4)%	5.4%	3.7%	0.9%	2.8%
Total consolidated operating income margin	18.9%	18.1%	0.8%	19.4%	19.3%	0.1%

__________
(a)
For the three and six months ended June 30, 2015, Consumer-to-Business operating income/(loss) included $35.3 million of expenses related to a settlement agreement reached with the Consumer Financial Protection Bureau regarding the Equity Accelerator service of Paymap, Inc., a subsidiary of the Company.

(b) Calculation not meaningful.

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.
A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year reported amounts.

		2Q15	3Q15	4Q15	FY2015	1Q16	2Q16	YTD 2Q16
	Consolidated Metrics
(a)	Revenues, as reported (GAAP)	$1,383.6	$1,399.2	$1,380.0	$5,483.7	$1,297.7	$1,375.7	$2,673.4
	Foreign currency translation impact (s)	84.7	85.4	73.9	322.6	57.4	48.9	106.3
	Revenues, constant currency adjusted	$1,468.3	$1,484.6	$1,453.9	$5,806.3	$1,355.1	$1,424.6	$2,779.7
	Prior year revenues, as reported (GAAP)	$1,405.6	$1,440.9	$1,409.9	$5,607.2	$1,320.9	$1,383.6	$2,704.5
	Revenue change, as reported (GAAP)	(2)%	(3)%	(2)%	(2)%	(2)%	(1)%	(1)%
	Revenue change, constant currency adjusted	4%	3%	3%	4%	3%	3%	3%

(b)	Operating income, as reported (GAAP)	$250.8	$304.5	$281.8	$1,109.4	$258.6	$260.3	$518.9
	Paymap settlement agreement (t)	35.3	N/A	N/A	35.3	N/A	N/A	N/A
	Operating income, excluding Paymap settlement agreement	$286.1	$304.5	$281.8	$1,144.7	$258.6	$260.3	$518.9
	Operating income margin, as reported (GAAP)	18.1%	21.8%	20.4%	20.2%	19.9%	18.9%	19.4%
	Operating income margin, excluding Paymap settlement agreement	20.7%	N/A	N/A	20.9%	N/A	N/A	N/A

(c)	Operating income, as reported (GAAP)	$250.8	$304.5	$281.8	$1,109.4	$258.6	$260.3	$518.9
	Reversal of depreciation and amortization	62.9	74.4	69.0	270.2	65.6	65.9	131.5
	EBITDA (u)	$313.7	$378.9	$350.8	$1,379.6	$324.2	$326.2	$650.4
	Paymap settlement agreement (t)	35.3	N/A	N/A	35.3	N/A	N/A	N/A
	Adjusted EBITDA, excluding Paymap settlement agreement	$349.0	$378.9	$350.8	$1,414.9	$324.2	$326.2	$650.4
	Operating income margin, as reported (GAAP)	18.1%	21.8%	20.4%	20.2%	19.9%	18.9%	19.4%
	EBITDA margin	22.7%	27.1%	25.4%	25.2%	25.0%	23.7%	24.3%
	Adjusted EBITDA margin, excluding Paymap settlement agreement	25.2%	N/A	N/A	25.8%	N/A	N/A	N/A

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		2Q15	3Q15	4Q15	FY2015	1Q16	2Q16	YTD 2Q16
	Consolidated Metrics cont.
(d)	Net income, as reported (GAAP)	$189.3	$232.3	$212.3	$837.8	$185.7	$205.6	$391.3
	Paymap settlement agreement (t)	35.3	N/A	N/A	35.3	N/A	N/A	N/A
	Income tax benefit from Paymap settlement agreement (t)	(11.1)	N/A	N/A	(11.1)	N/A	N/A	N/A
	Paymap settlement agreement, net of income tax benefit (t)	24.2	N/A	N/A	24.2	N/A	N/A	N/A
	Net income, excluding Paymap settlement agreement	$213.5	$232.3	$212.3	$862.0	$185.7	$205.6	$391.3
	Diluted earnings per share ("EPS"), as reported (GAAP) ($ - dollars)	$0.36	$0.45	$0.42	$1.62	$0.37	$0.42	$0.79
	Paymap settlement agreement ($ - dollars)	$0.07	N/A	N/A	$0.07	N/A	N/A	N/A
	Income tax benefit from Paymap settlement agreement ($ - dollars)	$(0.02)	N/A	N/A	$(0.02)	N/A	N/A	N/A
	Impact from Paymap settlement agreement, net of income tax benefit ($ - dollars)	$0.05	N/A	N/A	$0.05	N/A	N/A	N/A
	Diluted EPS, excluding Paymap settlement agreement ($ - dollars)	$0.41	N/A	N/A	$1.67	N/A	N/A	N/A
	Diluted weighted-average shares outstanding	519.8	513.2	508.6	516.7	503.2	493.0	498.1

(e)	Effective tax rate, as reported (GAAP)	8.5%	12.5%	10.4%	11.0%	14.6%	7.6%	11.1%
	Impact from Paymap settlement agreement (t)	3.3%	N/A	N/A	0.8%	N/A	N/A	N/A
	Effective tax rate, excluding Paymap settlement agreement	11.8%	N/A	N/A	11.8%	N/A	N/A	N/A

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		2Q15	3Q15	4Q15	FY2015	1Q16	2Q16	YTD 2Q16
	Consumer-to-Consumer Segment
(f)	Revenues, as reported (GAAP)	$1,101.5	$1,112.9	$1,091.2	$4,343.9	$1,017.4	$1,095.8	$2,113.2
	Foreign currency translation impact (s)	69.1	67.1	56.8	256.0	30.5	23.0	53.5
	Revenues, constant currency adjusted	$1,170.6	$1,180.0	$1,148.0	$4,599.9	$1,047.9	$1,118.8	$2,166.7
	Prior year revenues, as reported (GAAP)	$1,132.1	$1,150.9	$1,125.3	$4,485.8	$1,038.3	$1,101.5	$2,139.8
	Revenue change, as reported (GAAP)	(3)%	(3)%	(3)%	(3)%	(2)%	(1)%	(1)%
	Revenue change, constant currency adjusted	3%	3%	2%	3%	1%	2%	1%

(g)	Principal per transaction, as reported ($ - dollars)	$316	$315	$303	$312	$299	$301	$300
	Foreign currency translation impact (s) ($ - dollars)	23	23	16	20	7	3	5
	Principal per transaction, constant currency adjusted ($ - dollars)	$339	$338	$319	$332	$306	$304	$305
	Prior year principal per transaction, as reported ($ - dollars)	$341	$339	$323	$335	$315	$316	$316
	Principal per transaction change, as reported	(7)%	(7)%	(6)%	(7)%	(5)%	(5)%	(5)%
	Principal per transaction change, constant currency adjusted	(1)%	0%	(1)%	(1)%	(3)%	(4)%	(3)%

(h)	Cross-border principal, as reported ($ - billions)	$18.8	$18.9	$18.4	$73.6	$17.3	$18.5	$35.8
	Foreign currency translation impact (s) ($ - billions)	1.3	1.3	1.2	4.9	0.4	0.2	0.6
	Cross-border principal, constant currency adjusted ($ - billions)	$20.1	$20.2	$19.6	$78.5	$17.7	$18.7	$36.4
	Prior year cross-border principal, as reported ($ - billions)	$19.7	$20.0	$19.2	$77.2	$17.5	$18.8	$36.3
	Cross-border principal change, as reported	(5)%	(6)%	(4)%	(5)%	(2)%	(1)%	(1)%
	Cross-border principal change, constant currency adjusted	2%	1%	1%	2%	1%	0%	0%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		2Q15	3Q15	4Q15	FY2015	1Q16	2Q16	YTD 2Q16
	Consumer-to-Consumer Segment cont.
(i)	North America region revenue change, as reported (GAAP)	1%	2%	3%	2%	3%	6%	5%
	North America region foreign currency translation impact (s)	1%	2%	2%	1%	2%	1%	1%
	North America region revenue change, constant currency adjusted	2%	4%	5%	3%	5%	7%	6%

(j)	Europe and CIS region revenue change, as reported (GAAP)	(8)%	(9)%	(7)%	(8)%	(3)%	(3)%	(3)%
	Europe and CIS region foreign currency translation impact (s)	11%	9%	8%	10%	3%	2%	2%
	Europe and CIS region revenue change, constant currency adjusted	3%	0%	1%	2%	0%	(1)%	(1)%

(k)	Middle East and Africa region revenue change, as reported (GAAP)	(4)%	(2)%	(4)%	(4)%	(4)%	(4)%	(4)%
	Middle East and Africa region foreign currency translation impact (s)	6%	5%	4%	5%	3%	1%	2%
	Middle East and Africa region revenue change, constant currency adjusted	2%	3%	0%	1%	(1)%	(3)%	(2)%

(l)	APAC region revenue change, as reported (GAAP)	(4)%	(7)%	(5)%	(5)%	(4)%	(3)%	(4)%
	APAC region foreign currency translation impact (s)	5%	7%	5%	5%	3%	2%	3%
	APAC region revenue change, constant currency adjusted	1%	0%	0%	0%	(1)%	(1)%	(1)%

(m)	LACA region revenue change, as reported (GAAP)	7%	1%	(1)%	3%	(5)%	0%	(2)%
	LACA region foreign currency translation impact (s)	7%	7%	6%	7%	6%	6%	6%
	LACA region revenue change, constant currency adjusted	14%	8%	5%	10%	1%	6%	4%

(n)	westernunion.com revenue change, as reported (GAAP)	22%	22%	21%	21%	16%	19%	17%
	westernunion.com foreign currency translation impact (s)	6%	6%	4%	5%	2%	1%	2%
	westernunion.com revenue change, constant currency adjusted	28%	28%	25%	26%	18%	20%	19%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		2Q15	3Q15	4Q15	FY2015	1Q16	2Q16	YTD 2Q16
	Consumer-to-Business Segment
(o)	Revenues, as reported (GAAP)	$157.9	$160.1	$161.9	$637.7	$156.1	$154.2	$310.3
	Foreign currency translation impact (s)	4.9	5.6	7.8	24.6	20.9	21.9	42.8
	Revenues, constant currency adjusted	$162.8	$165.7	$169.7	$662.3	$177.0	$176.1	$353.1
	Prior year revenues, as reported (GAAP)	$145.9	$150.4	$155.3	$598.8	$157.8	$157.9	$315.7
	Revenue change, as reported (GAAP)	8%	6%	4%	6%	(1)%	(2)%	(2)%
	Revenue change, constant currency adjusted	12%	10%	9%	11%	12%	12%	12%

(p)	Operating income/(loss), as reported (GAAP)	$(6.4)	$26.2	$19.3	$68.6	$22.9	$17.7	$40.6
	Paymap settlement agreement (t)	35.3	N/A	N/A	35.3	N/A	N/A	N/A
	Operating income, excluding Paymap settlement agreement	$28.9	$26.2	$19.3	$103.9	$22.9	$17.7	$40.6
	Operating income/(loss) margin, as reported (GAAP)	(4.1)%	16.4%	11.9%	10.8%	14.6%	11.5%	13.1%
	Operating income margin, excluding Paymap settlement agreement	18.3%	N/A	N/A	16.3%	N/A	N/A	N/A

	Business Solutions Segment
(q)	Revenues, as reported (GAAP)	$97.6	$101.2	$101.9	$398.7	$99.2	$100.8	$200.0
	Foreign currency translation impact (s)	9.4	10.9	7.7	36.1	4.6	3.0	7.6
	Revenues, constant currency adjusted	$107.0	$112.1	$109.6	$434.8	$103.8	$103.8	$207.6
	Prior year revenues, as reported (GAAP)	$98.2	$105.8	$101.2	$404.6	$98.0	$97.6	$195.6
	Revenue change, as reported (GAAP)	(1)%	(4)%	1%	(1)%	1%	3%	2%
	Revenue change, constant currency adjusted	9%	6%	8%	7%	6%	6%	6%

(r)	Operating income/(loss), as reported (GAAP)	$(0.4)	$(2.7)	$3.8	$2.8	$2.4	$5.1	$7.5
	Reversal of depreciation and amortization	12.2	20.3	12.7	57.4	12.6	13.1	25.7
	EBITDA (u)	$11.8	$17.6	$16.5	$60.2	$15.0	$18.2	$33.2
	Operating income/(loss) margin, as reported (GAAP)	(0.4)%	(2.7)%	3.7%	0.7%	2.4%	5.0%	3.7%
	EBITDA margin	12.1%	17.4%	16.2%	15.1%	15.1%	18.1%	16.6%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Non-GAAP related notes:
(s)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. We believe that this measure provides management and investors with information about operating results and trends that eliminates currency volatility and provides greater clarity regarding, and increases the comparability of, our underlying results and trends.

(t)
Represents the impact from a settlement agreement reached with the Consumer Financial Protection Bureau regarding the Equity Accelerator service of Paymap, Inc., a subsidiary of the Company. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(u)
Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.

Other notes:
(v)
Geographic split for transactions and revenue, including westernunion.com transactions, is determined based upon the region where the money transfer is initiated and the region where the money transfer is paid. For transactions originated and paid in different regions, the Company splits the transaction count and revenue between the two regions, with each region receiving 50%. For money transfers initiated and paid in the same region, 100% of the revenue and transactions are attributed to that region.

(w)	Represents the North America region of our Consumer-to-Consumer segment, including the United States, Mexico, and Canada.
(x)	Represents the Europe and the Commonwealth of Independent States ("CIS") region of our Consumer-to-Consumer segment.
(y)	Represents the Middle East and Africa region of our Consumer-to-Consumer segment.
(z)	Represents the Asia Pacific ("APAC") region of our Consumer-to-Consumer segment, including India, China, and South Asia.
(aa)	Represents the Latin America and the Caribbean ("LACA") region of our Consumer-to-Consumer segment.
(bb)
Represents transactions, including westernunion.com transactions initiated outside the United States, between and within foreign countries (including Canada and Mexico). Excludes all transactions originated in the United States.

(cc)	Represents transactions originated in the United States, including intra-country transactions and westernunion.com transactions initiated from the United States.
(dd)	Represents transactions initiated on westernunion.com.